OHIO EDISON SYSTEM
            EXECUTIVE SUPPLEMENTAL LIFE INSURANCE PLAN




I.      Purpose
        -------

          The Executive Supplemental Life Insurance Plan ("the Plan") was established on January 1, 1988 as part of an integrated executive compensation program that is intended to attract, retain, and motivate certain key Executives who are in positions to make significant contributions to the operation and profitability of Ohio Edison Company and its subsidiary Pennsylvania Power Company (collectively, the "Company") for the benefit of stockholders and customers.

          The Plan is a means by which the Company assists the Executive in purchasing life insurance on the Executive's life that builds cash value at a low cost.



II.     Eligibility and Participation.
        -----------------------------

          (A)  Eligibility. The Compensation  Committee  of  the
               -----------
          Board of Directors of Ohio Edison Company may designate any Executive as eligible for this Plan and may change this eligibility provision as required to carry out the purpose of the Plan.

          (B)  Participation. Upon an eligible Executive agreeing
               -------------
          to participate in the Plan, the Company and the Executive will apply for and become joint owners and beneficiaries of a Universal Life insurance policy or policies (the "Policy") issued by an Insurance Company ("Insurer") as chosen by the Company on the Executive's life. The face amount of the Policy may be revised annually based upon changes in the Executive Policy Interest as determined in accordance with Article V and other factors which shall be determined by the Company. Upon issuance of the Policy by Insurer, Executive shall become a participant in the Plan.

III.    Payment of Premiums on the Policy.
        ---------------------------------

          The Executive will pay that portion of the annual premium due on the Policy that is equal to the lower of the Insurer's lowest annual term rate or the PS-58 cost. The Company will pay the remainder of the premium in excess of yearly annual term cost paid by Executive. Any premium or portion thereof which is payable by Executive will be deducted from the cash compensation otherwise payable to Executive and Company will transmit that premium or portion, along with any premium or portion thereof payable by it, to Insurer on or before the premium due date.



IV.     Division of Ownership Rights.
        ----------------------------

          (A) Participation in this Plan by Executive is intended to be of a limited and specific duration and shall cease upon completion of the vesting period specified in Paragraph (D) below. During Executive's participation in this Plan, both Company and Executive are owners of a specific and limited ownership interest in the Policy hereinafter referred to, respectively, as the "Company Policy Interest" and the "Executive Policy Interest."

          (B) (1) While Executive is living, Company's Policy Interest shall be in an amount equal to the total of premiums theretofore paid for the Policy by Company pursuant to Article III, reduced by the outstanding balance of any loans made to Company by Insurer.

               (2)  Upon Executive's death, the Company's Policy
               Interest shall be determined in accordance with
               Article VI.

               (3) Company has the right to obtain a loan from Insurer and/or to withdraw from the cash value of the Policy to the extent of its Company Policy Interest. The right to withdraw from the cash value of the Policy may be exercised only at termination of Executive's participation in this Plan.

          (C)  (1)  The Executive Policy Interest shall be equal
                         to:

                    (a)  the cash surrender value of the Policy
                    less the Company Policy Interest, while the Executive is living, and

                    (b)  The Executive's base salary as of the
                    effective date of participation in this Plan, subject to revision annually in accordance with Article V of this Plan, upon the Executive's death.

               (2) The Executive may not obtain access to the Executive Policy Interest until after satisfaction of a vesting period (the "Executive Vesting
               Period"), described in the following paragraph.

          (D)  (1)  The Executive Vesting Period shall be satisfied
                         at:

                    (a) the later of the end of five years of Plan participation or participation in the Plan to age 65;

                    (b)  termination of employment with Company;
                    or

                    (c) termination of the Plan by the Company or by written notice of the Company to the Executive. A failure of the Company to pay its premiums when due under Article III shall be considered a termination of the Plan.

               (2)  Upon completion of the Executive Vesting
               Period the Executive shall cease to be a participant in the Plan in accordance with Article
               VII.

          (E) (1) Executive will have all rights, options and privileges specified in the Policy other than those specifically reserved to Company pursuant to this Article IV, provided, however, during the term of this Plan Executive cannot borrow upon or withdraw from his interest in the Policy except as provided in Article VII.

               (2)  Nothing contained in this Plan will be
               construed as enabling Company to compel Executive to exercise any right, privilege or option in the Policy.



V.      Executive Policy interest Upon Death.
        ------------------------------------

          (A) If Executive is age sixty-five (65) or older at the time of becoming a participant in this Plan, the Executive Policy Interest upon Executive's death, as determined herein above, will remain fixed until termination of participation in accordance with Article
          IV of this Plan.

          (B) If Executive is less than age sixty-five (65) at the time of entering into this Plan, the Executive Policy Interest upon Executive's death, as determined herein above, may be increased annually, effective each January 1, at Company's option, until Executive attains age sixty-five (65), or terminates employment with Company, whichever is earlier. The revised Executive Policy Interest may not exceed Executive's base salary as of September 1 of the year prior to the increase except that in no event may the Executive Policy Interest be decreased.



VI.     Rights to Repayment at Death.
        ----------------------------

          (A) While Executive is participating in this Plan, Executive and Company as co-owners of the Policy shall have the right to name Executive's designated beneficiary and Company as the beneficiaries of the Policy.

          (B) In the event of Executive's death during participation in this Plan, the beneficiary designated by Executive to Insurer will be entitled to the Executive's Policy Interest. Company will be entitled to receive the remainder of the Policy proceeds.

          (C) within sixty (60) days after the death of Executive, Company will provide to Insurer a written statement indicating the amount of the Executive Policy Interest and the amount of any remaining Policy proceeds which the Company is entitled to receive and, if required by Insurer, a written release of the Executive's Policy Interest.

VII.    Termination of Participation.
        ----------------------------

          (A) Except in cases where the Company has expressly given its written consent that an Executive may continue to participate in the Plan beyond the termination of Executive's employment with the Company, upon satisfaction of the Executive Vesting Period as specified in Article IV, the Company will instruct the Insurer to pay to the Company an amount up to its Company Policy Interest. Upon such payment, no other amount will be due to Company under this Plan and Company will instruct the Insurer to release and transfer the Company's ownership interest in the Policy to Executive who will thereafter own the Policy free from the terms of this Plan.

          (B) In the event the Executive terminates participation in the Plan by written notice to the Company, or ceases to contribute Executive's portion of the annual premium, Executive shall forfeit all rights to any ownership interest in the Policy. Company shall then hold all rights to the Policy.



VIII.   Relationship with Insurer.
        -------------------------

          Insurer is hereby authorized to take any action related to the Policy that it is instructed to take in a writing signed by Executive and by the Committee as designated in Article X. Provided Insurer acts in accordance with the written instructions given and pursuant to this Article VIII hereof, it shall have no further liability to Executive or to Company as a result of having complied with said instructions.



IX.     Irrevocable Assignment by Executive.
        -----------------------------------

          By delivery to Company of a written notice, Executive may irrevocably assign all (but not less than all) of the rights and obligations of Executive hereunder. From and after such notice is delivered to Company, the Assignee of Executive shall succeed to all rights and obligations of Executive hereunder and such assignee shall automatically become subject to the terms of this Plan. Thereafter, Executive shall no longer be a participant under this Plan or have any rights or obligations hereunder.

X.      Named Fiduciary.
        ---------------

          A Committee of three or more individuals appointed by the Chief Executive Officer of the Ohio Edison Company ("Committee") shall be designated as Fiduciary ("Named Fiduciary") until removal by the Chief Executive Officer. At least one member of the Committee shall be an employee of Pennsylvania Power Company. As Named Fiduciary, the Committee shall administer the Plan and will have the power and the duty to take all action and to make all decisions necessary or proper to carry out the Plan. The determination of the committee as to any question involving the general administration and interpretation of the Plan shall be final, conclusive, and binding. Any discretionary actions to be taken under the Plan by the Committee with respect to the classification of Employees, Executives, contributions or benefits shall be uniform in nature and applicable to all persons similarly situated. Without limiting the generality of the foregoing, the Committee shall have the following powers and duties:

               (a)  To require any person to furnish such
               information as it may request for the purpose of the proper administration of the Plan as a condition to receiving any benefit under the Plan;

               (b) To make and enforce such rules and regulations and prescribe the use of such forms as it deems necessary for the efficient administration of the Plan;

               (c)  To interpret the Plan and to resolve
               ambiguities, inconsistencies and omissions;

               (d) To decide all questions concerning the Plan and the eligibility of any Employee to participate in the Plan; and

               (e) To determine the amount of benefits which will be payable to any person in accordance with the provisions of the Plan.

Committee may allocate to others certain aspects of the management and operation responsibilities of the Plan, including the employment of advisors and the delegation of any ministerial duties to qualified individuals.

XII.    Claims Procedure.
        ----------------

          (A) Claims for any benefits due under the Plan or upon surrender of the Policy shall be made in writing by Company, and the Executive or his designated beneficiary or beneficiaries, as the case may be, to the Committee which shall respond in writing as soon as practicable. The Committee shall retain such discretion in acting upon such claims consistent with Article X of this Plan.

          (B) In the event a claim is denied or disputed, the Committee shall, within a reasonable period of time after receipt of the claim, notify the Company, and the Executive or his designated beneficiary or beneficiaries, as the case may be, of such denial or dispute listing:

               (1) The reasons for the denial or dispute; with specific reference to the Plan provisions upon which the denial or dispute is based;

               (2) A description of any additional material or information necessary and an explanation of why it is necessary; and

               (3) An explanation of the Plan's claim review procedure.

          (C) Within ninety (90) days of denial or notice of claim under the Plan, a claimant may request that the claim be reviewed by the Committee. The claim or request shall be reviewed by the Committee, which may, but shall not be required to, grant the claimant a hearing. On review, the claimant may have representation, examine pertinent documents and submit issues and comments in writing.

          (D) The decision of the Committee on review shall normally be made within sixty (60) days. If an extension of time is required for a hearing or other special circumstances, the claimant shall be notified and the time limit shall be one hundred twenty (120) days. The decision shall be in writing and shall state the reasons and the relevant Plan provisions. All decisions on review shall be final and bind all parties concerned.

XII.    Miscellaneous.
        -------------

          (A)  Not a Contract of Employment.  The terms and
               ----------------------------
          conditions of the Plan shall not be deemed to constitute a contract of employment between the Company and the Executive, and the Executive (or his beneficiary) shall have no rights against the Company except as may be otherwise provided specifically herein. Moreover, nothing in the Plan shall be deemed to give an Executive the right to be retained in the service of the Company or to interfere with the right of the Company to discipline or discharge him or her at any time.


          (B)  Protective Provisions.  An Executive shall cooperate
              ---------------------
          with the Company by furnishing any and all information requested by the Company in order to evaluate a claim or to facilitate the payment of benefits hereunder, and by taking such physical examinations as the Company may deem necessary and taking such other action as may be requested by the Company.

          (C)  Captions.  The captions of the articles, sections
               --------
          and paragraphs of the Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

          (D)  Governing Law.  The provisions of the Plan shall be
               -------------
          construed, administered, and enforced according to and governed by the laws (other than conflict of law provisions) of the state of Ohio, except to the extent such laws are superseded by ERISA.

          (E) Validity. In case any provision of the Plan shall be
              --------
          illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts hereof, but the Plan shall be construed and enforced as if such illegal and invalid provision had never been included herein.

          (F)  Mistaken Information.  If any information upon which
               --------------------
          an Executive's benefit under the Plan is misstated or otherwise mistaken, such benefit shall not be invalidated (unless upon the basis of the correct information the Executive would not be entitled to a benefit), but the amount of the benefit shall be adjusted to the proper amount and any overpayments shall be charged against future payments.
                               -9-


          (G)  Taxes and Expenses.  Any taxes imposed on Plan
               ------------------
          benefits shall be the sole responsibility of the Executive or his or her beneficiary. The Company shall deduct from Plan benefits any amounts required by applied law to be withheld. All Plan administration expenses incurred by the Company or Committee shall be borne by the Company.



XIII.   Amendment.
        ---------

          This Plan may be altered, amended or modified, including the addition of any extra Policy provisions, except that no such modification or amendment may eliminate or decrease the Executive Policy Interest accrued as of the date of any such amendment or modification. Any alteration, amendment or modification must be by a written instrument signed by Company and adopted pursuant to resolution of the Board of Directors of Company.

XIV.    Successors
        ----------

          The provisions of this Plan shall bind and inure to. the benefit of the Company and its successors and assigns. The terms successors as used herein shall include any corporate or other business entity which shall, whether my merger, consolidation, purchase or otherwise acquire all or substantially all of the business and assets of the Company, and successors of any such corporation or other business entity.




















                              -10-



          IN WITNESS WHEREOF, and pursuant to resolution of the
Board of Directors of the respective undersigned corporations, such corporations have caused this instrument to be executed by its duly authorized officers effective as of November 17, 1989.
                                             --

                       OHIO  EDISON  COMPANY

                              By   /s/  Justin T. Rogers, Jr.
                                   --------------------------------
                                            (Signature)
                                   Justin T. Rogers, Jr.
                                   President
                                   -------------------------------
                                               (Title)

                          Witness: /s/  Thomas A. Kayuha
                                   -----------------------------
                                   Thomas A.  Kayuha
                                   Manager,  Human Resources &
                                     Industrial  Relations
                                   -----------------------------
                                               (Title)


                   PENNSYLVANIA POWER COMPANY


                              By   /s/  Justin T. Rogers, Jr.
                                   --------------------------------
                                             (Signature)
                                   Justin T. Rogers, Jr.
                                   President
                                   -------------------------------
                                               (Title)

                          Witness: /s/  Thomas A. Kayuha
                                   -----------------------------
                                   Thomas A.  Kayuha
                                   Manager,  Human Resources &
                                     Industrial  Relations
                                   -----------------------------
                                               (Title)